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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated January 25, 1996, in this Registration Statement (Form N-2 33-60306) of Strategic Global Income Fund, Inc.




                                               /S/ ERNST & YOUNG LLP


New York, New York
January 30, 1996